                                                                    EXHIBIT 23.5

                        [LETTERHEAD OF PRICE WATERHOUSE]

PRICE WATERHOUSE                                                  [COMPANY LOGO]
Reviseur d'Entreprises

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 4 on Form S-11 to the Form S-1 Registration Statement filed by Security Capital Group Incorporated, in connection with the registration of its Class B common stock dated September 15, 1997 (the "Registration Statement") of our reports dated March 4, 1996 and February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which appear in such Registration Statement.

/s/ Price Waterhouse
  Price Waterhouse SA
  24-26 avenue de Liberte
  Luxembourg, L-1014

  September 15, 1997